UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to Section 240.14a-12

Conolog Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONOLOG CORPORATION
5 Columbia Road
Somerville, New Jersey 08876

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held January 14, 2011

To the Shareholders of
CONOLOG CORPORATION :

          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of CONOLOG CORPORATION (the “Company”), a Delaware corporation, will be held at The Raritan River Room at the Hotel Sierra Branchburg, 3141 Route 22 East, Somerville, NJ 08876, on Friday, January 14, 2011, at 1:00 p.m., Eastern time, for the following purposes:

          1. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, par value $.01 per share, at a ratio not less than two-for-one and not greater than five-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State no later than August 1, 2011 (the “Reverse Split”); and

          2. To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on November 16, 2010 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournment or adjournments thereof.

By Order of the Board of Directors.
ROBERT S. BENOU
Chairman, Chief Executive Officer and
Chief Financial Officer

Somerville, New Jersey
December 27, 2010

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT
YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED
 PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held January 14, 2011. This Proxy Statement to the Shareholders will be available at www.cstproxy.com/conolog/sm2011.

CONOLOG CORPORATION
5 Columbia Road
Somerville, New Jersey 08876

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
To Be Held January 14, 2011

          The enclosed proxy is solicited by the Board of Directors of Conolog Corporation (the “Company”), a Delaware corporation in connection with the Special Meeting of Shareholders to be held at The Raritan River Room at the Hotel Sierra Branchburg, 3141 Route 22 East, Somerville, NJ 08876, on Friday January 14, 2011, at 1:00 p.m., Eastern time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

          1. FOR approval of an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, par value $.01 per share, at a ratio not less than two-for-one and not greater than five-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State no later than August 1, 2011 (the “Reverse Split”); and

          2. According to their judgment, on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          The record date with respect to this solicitation is the close of business on November 16, 2010 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 5 Columbia Road, Somerville, New Jersey 08876, and its telephone number is (908) 722-8081. The shares of Common Stock represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying proxy were mailed to you on or about December 29, 2010.

OUTSTANDING SHARES; QUORUM; REQUIRED VOTE

          The number of outstanding shares of Common Stock entitled to vote at the meeting is 6,987,881. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of one-third of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Special Meeting, the affirmative vote of the holders of a majority of the total outstanding shares as of the record date is necessary to approve the Reverse Split.

          Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (who has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

          For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast ‘for’ or ‘against’ are included. However, if a proxy is signed but no specification is given, the shares will be voted ‘FOR’ Proposal 1 (to effect the Reverse Split).

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of November 16, 2010, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

          This table is prepared based on information supplied to us by the listed security holders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC.

          Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

          Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The applicable percentage of ownership at November 16, 2010 is based on 6,967,881 shares issued and outstanding.

Name and Title	Amount and Nature of Beneficial Ownership	Percent of Class

Robert S. Benou, Chairman, Chief Executive Officer Chief Financial Officer and Director	426,666	6.12%
Marc R. Benou, President, Chief Operating Officer, Secretary and Director	517,923	7.43%
Louis Massad, Director	37,500	*
Edward J. Rielly, Director	0	*
David M. Peison, Director	74,667	1.07%

All Officers and Directors as a Group (6 persons)	1,056,756	15.16%

          * less than 1%.

          The address for each of the named individuals is c/o Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876.

          There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL NO. 1 REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY

          The Board of Directors is recommending that the Company’s shareholders approve a proposed amendment to the Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, par value $.01 per share, at a ratio not less than two-for-two and not greater than five-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State no later than August 1, 2011 (the “Reverse Split”).

          The shares of Common Stock of the Company have traded at very low prices for some time. As of December 14, 2010, the last reported closing price of the Company’s Common Stock was $0.3349. In addition, on August 13, 2010, the Company received a Nasdaq Staff Deficiency Letter stating that, as the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Listing Rule”), and in accordance with Listing Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until February 9, 2011, to regain compliance. If at any time before February 9, 2011, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company complies with the rule. In addition, on December 13, 2010, the Company received a determination from the Listing Qualifications Panel of The NASDAQ Stock Market LLC (the “Panel”) indicating that the Panel had granted the Company’s request for an extension to remain listed on The NASDAQ Stock Market (“NASDAQ”), subject to certain revised conditions. The December 13, 2010 determination follows the Panel’s initial decision, dated October 19, 2010, the terms of which were reported on an 8-K filed with the Securities and Exchange Commission (“SEC”) on October 22, 2010 as modified by the Panel’s determination, dated November 3, 2010 granting an extension to the Company the terms of which were reported on a Form 8-K filed with the SEC on November 3, 2010, as modified by the Panel’s determination on November 23, 2010 granting an extension to the Company the terms of which were reported on a Form 8-K on November 24, 2010. The Company’s continued listing on NASDAQ is now conditioned upon the following conditions:

          1. On or before January 14, 2011, the Company shall inform the Panel that it has held its annual shareholders’ meeting.

          2. On or before January 31, 2011, the Company shall disclose on Form 8-K the completion of a financing and the resulting stockholders’ equity, which shall be at least $2.5 million. The Company shall also, by this date, provide information to the Panel sufficient to demonstrate to the Panel’s satisfaction that the Company can maintain compliance with the equity requirement throughout the coming year.

          In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq Stock Market. In the event the Company is unable to do so, its securities may be delisted from The Nasdaq Stock Market. The Company is working to timely satisfy the terms of the Panel’s decision; however, even if the Reverse Split is effectuated, there can be no assurance that it will be able to do so.

We believe that in order to maintain the Company’s NASDAQ Capital Market listing, the implementation of the Reverse Split is in the best interest of the Company and its stockholders.

          A delisting of the Company’s Common Stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, the Common Stock. In addition, any delisting may cause the common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of Common Stock. If the Common Stock becomes subject to these regulations, the market price of the common stock and the liquidity thereof could be materially and adversely affected. The Board of Directors would authorize the Reverse Split to reduce the number of outstanding shares with the expectation that each share will trade at a higher price.

          Shareholders should recognize that once the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by a number between two and five). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

          In addition, the Reverse Split will likely increase the number of shareholders who own “odd lots” (stockholdings in amounts of less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the split.

          The Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than one share of Common Stock. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The Reverse Split is a transaction rather than the first step in a series of transactions and will not cause the Company’s common stock to be held of record by less than 300 persons.

          The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, having a par value of $.01 per share and 2,000,000 shares of Preferred Stock having a par value of $.50 per share. There will be no change in the number of authorized capital stock or the par value of the Common or Preferred Stock as a result of the Reverse Split. As of November 16, 2010, the Company had 6,987,881 shares of Common Stock issued and outstanding (not including treasury shares).

          Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company would have approximately 3,493,941 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 2-for-1, and 1,397,577 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 5-for-1. Any other ratio selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 1,397,577 and 3,493,941 shares.

          The Board of Directors will determine the exact ratio of the Reverse Split and the actual time of filing of the Certificate of Amendment, provided that such amendment is filed no later than August 1, 2011. The Reverse Split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

          The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the Reverse Split if the Board determines that the Reverse Split is no longer in the best interests of the Company and its shareholders.

          If the Reverse Split proposal is approved by the Company’s stockholders, and if the Board of Directors in its discretion still believes at that time the Reverse Split is in the best interests of the Company and its stockholders after the Board of Directors votes in favor of effecting the Reverse Split, the Reverse Split will be implemented by filing a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, and the Reverse Split will become effective on the date of the filing (the “Effective Date”). We will obtain a new CUSIP number for the new Common Stock effective at the time of the Reverse Split. Stockholders who held shares of the Company’s common stock as of the close of business on the Effective Date (“Record Holders”) will be notified as soon as practicable after the Effective Date that the Reverse Split has been effected. The Company’s transfer agent will act as its exchange agent (the “Exchange Agent”) to act for the Record Holders in implementing the exchange of their certificates. As soon as practicable after the Effective Date, Record Holders will be notified and requested to surrender their certificates representing shares of pre-split common stock (“Old Common Stock”) to the Exchange Agent in exchange for certificates representing post-split common stock (“New Common Stock”). Any fractional shares resulting from the Reverse Split will be rounded up to nearest whole number. At the Effective Date, each lot of between 2 and 5 shares of Old Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of New Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented Old Common Stock, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of New Common Stock.

          As soon as practicable after the Effective Date, a letter of transmittal will be sent to shareholders of record as of the Effective Date for purposes of surrendering to the transfer agent certificates representing Old Common Stock in exchange for certificates representing New Common Stock shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent. From and after the Effective Date, any certificates representing Old Common Stock which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing New Common Stock. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

          The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by the exchange ratio. It is not anticipated that a substantial number of shares will be required to be issued.

          Principal Effects of the Reverse Split

          General

          The Reverse Split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split,

          Accounting Matters

          The Reverse Split will not affect total shareholders’ equity on our balance sheet. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to between one-half and one-fifth of its present amount, and the additional paid-in capital component will be increased by the amount by which the shareholder’s equity is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

          No Appraisal Rights

          Under the General Corporation Law of the State of Delaware, shareholders will not be entitled to exercise appraisal rights in connection with the Reverse Split, and the Company will not independently provide shareholders with any such right.

          Certain U.S. Federal Income Tax Consequences

          The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their Old Common Stock shares as “capital assets” as defined in the Internal Revenue

Code of 1986, as amended (the “Code”), and will hold the New Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

•	The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:
•	Shareholders should not recognize any gain or loss as a result of the Reverse Split.
•	The aggregate basis of a shareholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such shareholder immediately after the Reverse Split.
•	The holding period of the shares owned immediately after the Reverse Split will include the shareholder’s holding period before the Reverse Split.

          The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

          The proposed amendment to the Certificate of Incorporation is set forth in Appendix A.

OTHER MATTERS

          The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereof.

EXPENSES

          All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone, telegraph, mail, or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

By Order of the Board of Directors,

/s/ ROBERT S. BENOU

Robert S. Benou
Chairman & Chief Executive Officer

Appendix A

Certificate of Amendment
of
Certificate of Incorporation
of
CONOLOG CORPORATION

Under Section 242 of the Delaware General Corporation Law

          Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is thirty-two million (32,000,000) shares, of which two million (2,000,000) shares having a par value of $0.50 per share are to be classified as Preferred Stock and thirty million (30,000,000) shares having a par value of $0.01 per share are to be classified as Common Stock.

Each _______ (__) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation’s Common Stock, par value $0.01 per share.

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2011.

ROBERT S. BENOU
Chairman & Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held January 14, 2011

This proxy statement is available at http://www.cstproxy.com/conolog/sm2011

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

CONOLOG CORPORATION

SPECIAL MEETING OF SHAREHOLDERS — JANUARY 14, 2011

The undersigned shareholder of Conolog Corporation (the “Company”) hereby appoints Robert S. Benou and Marc R. Benou and each of them as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on November 16, 2010 at the Special Meeting of Shareholders of the Company to be held at The Raritan River Room at the Hotel Sierra Branchburg, 3141 Route 22 East, Somerville, NJ 08876, at 1:00 p.m., local time, on the 14th day of January, 2011, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting on the following matters.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS LISTED BELOW UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY BY MAIL

		Please mark boxes		☒
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR		[*] or ☒ in blue or
THE BELOW PROPOSALS UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE VOTED IN		black ink.
ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE
FOR THE PROPOSALS LISTED BELOW.

1.

Proposal to amend the Certificate of Incorporation to give effect to a reverse split of the common stock of the Company, at a ratio not less than two-for-one and not greater than five-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State no later than August 1, 2011.

		FOR	AGAINST	ABSTAIN

		☐	☐	☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _________________ Print Name __________________ Signature __________________ Print Name __________________ DATED: __________ , 20__
SIGNATURE(S) should be exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.
[Sign, date and return the Proxy Card promptly using the enclosed envelope.]